UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2014

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Tax Sharing Agreement

On April 11, 2014, Safeway Inc. (“Safeway”) entered into an Amended and Restated Tax Sharing Agreement (the “New TSA”) with Blackhawk Network Holdings, Inc. (“Blackhawk”). Prior to Blackhawk’s initial public offering, Safeway and Blackhawk entered into a prior Amended and Restated Tax Sharing Agreement that was last amended effective as of December 30, 2012 (the “Prior TSA”). The Prior TSA provided that Safeway and Blackhawk would generally make payments to each other such that, with respect to U.S. federal income tax returns for any taxable period in which Blackhawk or any of its subsidiaries were included in Safeway’s consolidated group for U.S. federal income tax purposes, the amount of taxes paid by Blackhawk was determined, subject to certain adjustments, as if Blackhawk and each of its subsidiaries included in such consolidated group filed their own consolidated federal income tax return. For state and local income tax purposes, the Prior TSA provided that Safeway and Blackhawk would generally make payments to each other such that, with respect to state and local income tax returns for any taxable period in which Blackhawk or any of its subsidiaries were included in Safeway’s combined, consolidated or unitary group for state or local income tax purposes, the amount of taxes to be paid by Blackhawk was determined, subject to certain limitations, by calculating the excess of any taxes shown due on any such return over the amount that would otherwise be due if the return were recalculated by excluding Blackhawk and any of its included subsidiaries. The Prior TSA also set forth the parties’ respective rights, responsibilities and obligations with respect to a possible distribution of the shares of Blackhawk stock owned by Safeway; however, it did not contemplate some of the specific facts and circumstances relating to the pro rata distribution of the shares of Blackhawk Class B common stock owned by Safeway to the holders of shares of Safeway common stock to be made on April 14, 2014 (the “Distribution”).

In preparation for the Distribution, Safeway and Blackhawk entered into the New TSA, which will become effective as of the Distribution, to address certain tax matters related to the facts and circumstances of the Distribution, including, among other things, the manner, amount and timing of the tax payments related to the Distribution. The New TSA also provides certain procedures for the allocation of taxes and the filing of returns that are consistent with the Prior TSA.

Assuming that the acquisition of Safeway by AB Acquisition LLC (the “Merger”) is completed as contemplated by the Agreement and Plan of Merger entered into by Safeway and AB Acquisition LLC dated March 6, 2014 and amended on April 7, 2014 (as amended, the “Merger Agreement”), the Distribution is expected to be taxable to Safeway and Safeway’s stockholders. Under the New TSA, any corporate-level income tax incurred as a result of the Distribution in the event that the Merger is completed will be borne by Safeway.

The New TSA provides that Safeway and Blackhawk will make an election that is intended to give rise to a step-up in the tax basis of Blackhawk’s assets if the Distribution is taxable (the “Section 336(e) Election”). The actual benefit realized by Blackhawk from the step-up will depend on, among other things, the value of Blackhawk at the time of the Distribution and whether Blackhawk generates adequate taxable income over time to fully utilize deductions associated with any increased tax basis resulting from the Section 336(e) Election. The New TSA governs the preparation of tax returns with respect to the Section 336(e) Election and contemplates the possibility that, as a result of the Section 336(e) Election, Blackhawk may be included in Safeway’s consolidated group for U.S. federal income tax purposes until the date of the Distribution.

If the Merger is not completed, and certain other conditions are satisfied, it is intended that the Distribution qualify as a tax-free transaction to Safeway and its stockholders. The New TSA provides for certain continuing restrictions and covenants applicable to both Safeway and Blackhawk that are intended to preserve the ability for the Distribution to qualify as a tax-free spin-off in the event that the Merger does not close and certain other conditions are satisfied. If the Merger is not completed, each of Safeway and Blackhawk would be responsible for any taxes resulting from the failure of the Distribution to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any act or failure to act by Safeway or Blackhawk, as applicable, or certain transactions involving Safeway or Blackhawk, as applicable, following the Distribution. Safeway and Blackhawk each would be responsible for 50% of such Distribution taxes to the extent such taxes are not attributable to, or do not result from, any act or failure to act by either Safeway or Blackhawk.

The New TSA provides that, in the event that (i) the Merger does not occur, (ii) the Distribution is taxable, (iii) Safeway bears the liability for any Distribution taxes and (iv) certain other conditions are met, Blackhawk will make payments to Safeway over time equal to 85% of the amount of the tax benefits, if any, that Blackhawk is deemed to realize as a result of the Section 336(e) Election (provided, that if Safeway’s liability for Distribution taxes is limited to 50%, such payments otherwise due from Blackhawk shall be reduced by 50%). The tax benefit deemed realized will be computed by comparing the actual income tax liability of Blackhawk (calculated based on certain assumptions) to the amount of income taxes Blackhawk would have been required to pay had the Section 336(e) Election not been made. Such payments will be made by Blackhawk to Safeway as Blackhawk recognizes the benefit of the basis step-up, or upon the occurrence of certain events, such as certain changes of control of Blackhawk or material breaches by Blackhawk of the provisions in the New TSA regarding such payments.

The preceding summary is qualified in its entirety by reference to the New TSA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information About the Acquisition and Where to Find it

This filing does not constitute a solicitation of materials of any vote or approval in respect of the proposed merger transaction involving Safeway or otherwise. In connection with the Merger, a special stockholder meeting will be announced soon to obtain stockholder approval. In connection with the Merger, Safeway intends to file relevant materials, including a proxy statement, with the Securities and Exchange Commission (the “SEC”). Investors and security holders of Safeway are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company, Albertsons and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Safeway with the Securities and Exchange Commission, may be obtained free of charge at the SEC’s website at www.sec.gov, at Safeway’s website at www.Safeway.com or by sending a written request to Safeway at 5918 Stoneridge Mall Road, Pleasanton, California 94588, Attention: Investor Relations.

Participants in the Solicitation

Safeway and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of Safeway in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Safeway’s stockholders in connection with the proposed transaction and their ownership of Safeway’s common stock will be set forth in Safeway’s proxy statement for its special meeting. Investors can find more information about Safeway’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 1, 2013.

Forward-Looking Statements

This filing contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are indicated by words such as “expects,” “will,” “plans,” “intends,” “committed to,” “estimates” and “is.” No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Safeway nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Safeway’s control. These factors include: failure to obtain stockholder approval of the Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Safeway undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Safeway’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Tax Sharing Agreement, dated as of April 11, 2014, by and among Safeway Inc., Blackhawk Network Holdings, Inc. and certain affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date:	April 14, 2014	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Tax Sharing Agreement, dated as of April 11, 2014, by and among Safeway Inc., Blackhawk Network Holdings, Inc. and certain affiliates.